SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): January 28, 2000

                                  ELECTRO PULSE
                         TECHONOLOGIES COMMERCIAL, INC.


                             A Delaware Corporation

           Commission File                          I.R.S. Employer
           Number  0-27771                          Identification
                                                    No. 95-4737506
                                48 Old Mill Road
                               Greenwich, CT 06831
                            Telephone: (203) 629-0110

Item 1.  Change in Control of Registrant

                    -and-

Item 2.  Acquisition or Disposition of Assets.

On January 14, 2000, Electronic Engineering and Design Corporation, a Delaware corporation ("EED"), entered into an Agreement and Plan of Merger (the "Merger Agreement") with Electro Pulse Technologies Commercial, Inc. ("EPT"), a Delaware corporation. Pursuant to the terms of the Merger Agreement, and subject to the conditions set forth therein (including approval of the transactions by the stockholders of EED and EPT), EPT was merged with and into EED (the "Merger"). At the effective time of the Merger, the separate existence of EPT ceased and was merged with EED. The effective date of the Merger was January 20, 2000.

Upon completion of the Merger, there were 5,600,000 shares of EED common stock issued and outstanding, held as follows: 5,100,000 (i.e., 91.07143 %) common shares held by the former shareholders of EPT and 500,000 (i.e., 8.92857 %) common shares held by the existing shareholders of EED.

EPT is the exclusive licensee in the United States and Canada for the commercial and government markets for a patented technology that provides a waterproofing system that prevents water from intruding into, and protects the structural integrity of, buildings and dries out and reduces the relative humidity within concrete, masonry and brick structures. The patented technology has been used in a number of commercial installations to date and has been implicitly endorsed by the US Army Corps of Engineers. EPT intends to become the preferred and specified source for waterproofing all concrete, masonry and brick structures in the commercial market.

On the Merger Date, EPT was merged into EED. EED is the surviving corporation in accordance with the applicable laws of the State of Delaware. Immediately upon completion of the merger, EED filed with the Delaware Secretary of State to change its name to Electro Pulse Technologies Commercial, Inc.

As a result of the Merger, the five largest shareholders of EED are:

                                                                Free
                                    Restricted    Trading     % of All
Shareholder                           Shares       Shares      Shares
-----------                           ------       ------      ------
|X|      PowerShield LLC           3,634,883         0         64.90
|X|      Farhaan Mir                 403,882         0          7.21
|X|      Bjorn R. Koritz             189,048         0          3.64
|X|      Ray J. Slaback              127,362         0          2.27
|X|      Adamas, Ltd.                100,000         0          1.78



Item 6. Resignation of Registrant's Directors

On January 14, 2000, EED received and accepted the resignations of George A. Todt as President and Sole Director, Mary Elizabeth Rowbottom as Secretary and James Walters as Vice President, Treasurer and Chief Financial Officer. On that same date, Bjorn Koritz was appointed President and CEO, Farhaan Mir was appointed Vice President and Paul Femmer was appointed Chief Financial Officer and Treasurer by action of Unanimous Written Consent of Directors. Appointed Directors included: Bjorn Koritz, Chairman; Ray Slaback; Richard Klenk; and John Vrabel.

Item 7.  Financial Statements and Exhibits.

The financial statements required hereunder will be filed within 60 days after the date that this Report is required to be filed.



                                  EXHIBIT INDEX

EXHIBITS

NO.      DESCRIPTION

2.1 Agreement and Plan of Merger dated as of January 14, 2000, between Electronic Engineering and Design Corporation, a Delaware corporation, and Electro Pulse Technologies Commercial, Inc., a Delaware corporation.

3(i) Restated Certificate of Incorporation of Electro Pulse Technologies Commercial, Inc. (contained in Exhibit 2.1)

3(ii) Restated Bylaws of Electro Pulse Technologies Commercial, Inc. (contained in Exhibit 2.1)

17.1   Resignation letter of George Todt

17.2   Resignation letter of Mary Elizabeth Rowbottom

17.3   Resignation letter of James Walters

17.4   Acceptance of Resignations by Engineering and Design Corporation

99.1 Press Release issued by Electronic Engineering and Design Corporation on February 4, 2000.


                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                     ELECTRO PULSE TECHNOLOGIES
                                                     COMMERCIAL, INC.

Date:    February 4, 2000                            By /s/ Bjorn R. Koritz
                                                        ------------------
                                                      Name: Bjorn R. Koritz
                                                      Title: President